Exhibit 99.1

Press Release	Source: Tribute Pharmaceuticals
Canada Inc.

Tribute Pharmaceuticals Provides Update of 2014 Revenues;
Anticipates Fourth Quarter Revenue Growth in excess of 60% and
Full Year Revenue Growth of greater than 20%

MILTON, ONTARIO - (Marketwired – January 27, 2015) - Tribute Pharmaceuticals Canada Inc. (OTCQX: TBUFF) (TSX Venture: TRX) ("Tribute" or the "Company"), a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the US, today provided an interim update on its anticipated fourth quarter performance and total fiscal 2014 performance as follows:

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Total revenues for the three month period ended December 31, 2014, are anticipated to have increased by greater than 60% to approximately $5,200,000 compared to $3,208,000 in the same period in 2013. The fourth quarter includes revenues related to the acquisition from Novartis of Fiorinal®, Fiorinal® C, Visken® and Viskazide®, as disclosed on October 2, 2014.

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Total revenues for the twelve month period ended December 31, 2014 are anticipated to have increased by greater than 20% to approximately $16,500,000 compared to $13,440,400 in the same period in 2013.

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The Company also expects to report positive EBITDA for the fourth quarter 2014 and a significant improvement in loss from operations in 2014 in audited year-end financial statements expected to be completed on or before March 15, 2015. See note below regarding the calculation of EBITDA.

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IMS Health, an audited third party provider of sales data, reported a 23% increase in total prescriptions written for Cambia® during the three months ended December 31, 2014 compared to the three months ended September 30, 2014, or a 137% increase when comparing the fourth quarter 2014 and fourth quarter 2013. For the twelve month period ended December 31, 2014, IMS reported an increase of 162% when comparing to the same period in 2013.

The Company’s final fiscal 2014 financial results for the twelve month period ending December 31, 2014, inclusive of the fourth quarter, remains subject to the review and completion of the annual audit, currently in process.

All dollar references contained herein are references to Canadian dollars.

About Tribute Pharmaceuticals Canada Inc.

Tribute is a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the U.S. markets.

Tribute markets Cambia® (diclofenac potassium for oral solution), Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution) Uracyst® (sodium chondroitin sulfate solution 2%), Fiorinal®, Fiorinal® C, Visken®, Viskazide® and Collatamp® G in the Canadian market. Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships. Tribute also has the exclusive U.S. rights to develop and commercialize Bezalip® SR in the U.S. and has the exclusive right to sell bilastine, a product licensed from Faes Farma for the treatment of allergic rhinitis and chronic idiopathic urticaria (hives), in Canada. The exclusive license is inclusive of prescription and non- prescription rights for bilastine, as well as adult and pediatric presentations in Canada. This product is subject to receiving Canadian regulatory approval.

Non-GAAP Financial Measures

In this news release, Tribute has used the term earnings before interest, taxes, depreciation and amortization ("EBITDA"), which is a non-GAAP financial measure. For the purposes of calculating EBITDA the Company has excluded the effect of foreign currency on the Company’s debt. Management believes that EBITDA provides useful information to investors as it is an important indicator of the issuer's ability to generate liquidity through cash flow from operating activities, and is also used by investors and analysts for assessing financial performance and for the purpose of valuing an issuer, including calculating financial and leverage ratios. EBITDA does not have any standardized meaning under United States generally accepted account principles ("GAAP") and should not, therefore, be considered in isolation or used in substitute for measures of performance prepared in accordance with GAAP. Other issuers may calculate this non-GAAP measure differently. Investors should be cautioned that this measure should not be construed as alternatives to net earnings, cash flow from operating activities or other measures of financial results determined in accordance with GAAP as an indicator of Tribute's performance.

Tribute Pharmaceuticals' Forward Looking Statement

This press release contains certain forward-looking statements about Tribute as under applicable securities laws, which statements can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. Such forward-looking statements include, without limitation, statements with respect to anticipated increases in total revenues for the fourth quarter 2014 and the twelve month period ended December 31, 2014 and expectations of positive EBITDA beginning as soon as the fourth quarter 2014 and expectations of significant improvement in the loss from operations for 2014.  Forward-looking statements, by their nature, are subject to risks and uncertainties, Tribute's actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, any of which could cause actual results to vary materially from current results or anticipated future results. See Tribute's reports filed with the Canadian Securities Regulatory Authorities and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from results referred to in forward-looking statements. Tribute assumes no obligation to update the information contained in this press release to update forward-looking statements to reflect changed assumptions, the occurrence of anticipated events or changes in future operating results, financial condition or business over time.

Bezalip® SR and Soriatane® are registered trademarks and under license from Actavis Group PTC ehf. Cambia® is a registered trademark and under license from Depomed, Inc. Collatamp® G is a registered trademark and under license EUSA Pharma (Europe) Limited. Visken® and Viskazide® are registered trademarks under license with Novartis AG.

For further information on Tribute visit the Company's website: http://www.tributepharma.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contacts:

Scott Langille, CFO
Tribute Pharmaceuticals Canada Inc.
905-876-3166
scott.langille@tributepharma.com

Kevin Fickle
Nuwa Group LLC, President
(925) 330-8315
kevin@nuwagroup.com